Exhibit 4.32

NINTH SUPPLEMENTAL INDENTURE TO THE
INDENTURE, DATED FEBRUARY 21, 2018
THIS NINTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of May 1, 2020 (the “Ninth Supplemental Indenture”), among INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, a company duly organized and existing under the laws of the State of Delaware (“IRGH”), TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A. (f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.), a Luxembourg public company limited by shares (société anonyme) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 189.791 (“Trane Lux”), TRANE TECHNOLOGIES PLC (f/k/a INGERSOLL-RAND PLC), a public limited company duly incorporated and existing under the laws of Ireland (“Trane plc”), TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.à.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.à.r.l.), a Luxembourg limited liability company (société à responsabilité limitée) with registered office at 16, avenue Pasteur, L-2310 Luxembourg and registered with the Trade and Companies Register under number B 182.971 and with a share capital of USD 20,000 (“Trane Lux International”), TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY (f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY), a company duly incorporated and existing under the laws of Ireland (“Trane Ireland”), TRANE TECHNOLOGIES HOLDCO INC., a corporation duly organized and existing under the laws of the State of Delaware (“Trane Holdco”), TRANE TECHNOLOGIES COMPANY LLC, a company duly organized and existing under the laws of the State of Texas (the “Successor Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting as Trustee under the Indenture, as defined herein (the “Trustee”).
RECITALS:
WHEREAS, IRGH, Trane Lux, Trane Lux International, Trane Plc, Trane Ireland, Trane Holdco and the Trustee are parties to that certain Indenture, dated as of February 21, 2018, as supplemented by the First Supplemental Indenture dated as of February 21, 2018, the Second Supplemental Indenture dated as of February 21, 2018, the Third Supplemental Indenture dated as of February 21, 2018, the Fourth Supplemental Indenture dated as of March 21, 2019, the Fifth Supplemental Indenture dated as of March 21, 2019, the Sixth Supplemental Indenture dated as of March 21, 2019, the Seventh Supplemental Indenture dated as of May 1, 2020 and the Eighth Supplemental Indenture dated as of May 1, 2020 (collectively, the “Indenture”);
WHEREAS, Trane Technologies Company LLC, a Texas limited liability company (“Predecessor”), is party to the Eighth Supplemental Indenture with IRGH, Trane Lux, Trane Lux International, Trane Ireland, Trane Holdco and the Trustee;
WHEREAS, Predecessor effected a divisional merger in accordance with the Texas Business Organization Code and the Successor Guarantor is the successor to Predecessor under the Indenture;
WHEREAS, Section 801(b) of the Indenture provides, among other things, that Predecessor shall not consolidate, amalgamate or merge with or into any other Person unless the acquiring Person (1) expressly assumes the performance of the obligations under the Guarantee of Predecessor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Predecessor by supplemental indenture and (2) is a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or as otherwise permitted under the Indenture;

WHEREAS, the Successor Guarantor is hereby assuming, contemporaneously with the consummation of the divisional merger, (1) the Guarantee of Predecessor under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Predecessor;
WHEREAS, Section 901 of the Indenture provides, among other things, that, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, without the consent of any Holder, to evidence the succession of another limited liability company to the Guarantor and the assumption by any such successor of the covenants of such Guarantor under the Indenture and in the Guarantee;
WHEREAS, the Successor Guarantor has determined that this Ninth Supplemental Indenture complies with Section 901 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this Ninth Supplemental Indenture is in form satisfactory to it; and
WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Ninth Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE ONE

DEFINITIONS
Section 101. Capitalized terms in this Ninth Supplemental Indenture that are not otherwise defined herein shall have the meanings set forth in the Indenture.
Section 102. “Supplemented Indenture” shall mean the Indenture as supplemented by this Ninth Supplemental Indenture.
ARTICLE TWO
ASSUMPTION BY THE SUCCESSOR GUARANTOR
Section 201. The Successor Guarantor represents and warrants to the Trustee as follows:
(a)The Successor Guarantor is duly organized and validly existing under the laws of the State of Texas.
(b)The execution, delivery and performance by it of this Ninth Supplemental Indenture have been authorized and approved by all necessary corporate action on its part.
Section 202. In accordance with Section 801(b) of the Indenture, the Successor Guarantor hereby expressly assumes (1) the Guarantee of Predecessor under the Indenture and (2) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Predecessor.
Section 203. Pursuant to Section 803 of the Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, Predecessor as Guarantor under the Indenture, the Securities and the Guarantee with the same effect as if the Successor Guarantor had been named as “Guarantor” in the Indenture, the Securities and the Guarantee; and Predecessor is hereby relieved of all obligations and covenants under the Indenture and the Guarantee.
Section 204. Nothing in this Ninth Supplemental Indenture shall alter the rights, duties or obligations of the Issuer nor the other Guarantors under the Indenture.

ARTICLE THREE

MISCELLANEOUS
Section 301. This Ninth Supplemental Indenture is hereby executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Ninth Supplemental Indenture forms a part thereof.
Section 302. This Ninth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 303. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 304. The Article headings herein are for convenience only and shall not affect the construction hereof.
Section 305. If any provision of this Ninth Supplemental Indenture limits, qualifies or conflicts with any provision of the Supplemented Indenture which is required to be included in the Supplemented Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 306. In case any provision in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 307. Nothing in this Ninth Supplemental Indenture, the Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Ninth Supplemental Indenture or the Securities.
Section 308. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Ninth Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the parties hereto (excluding the Trustee), and the Trustee assumes no responsibility for the correctness thereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed, all as of the date first above written.

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED

_/s/ Scott R. Williams___________
Name: Scott R. Williams
Title: Assistant Treasurer

TRANE TECHNOLOGIES LUXEMBOURG FINANCE S.A.
(f/k/a INGERSOLL-RAND LUXEMBOURG FINANCE S.A.)

By: _/s/ Pascal Campaignolle_________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES PLC
(f/k/a INGERSOLL-RAND PLC)

By: _/s/ Scott R. Williams_______________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Ninth Supplemental Indenture]

TRANE TECHNOLOGIES LUX
INTERNATIONAL HOLDING COMPANY S.a.r.l. (f/k/a INGERSOLL-RAND LUX INTERNATIONAL HOLDING COMPANY S.a.r.l.)

By: _/s/ Pascal Campaignolle_____________________
Name: Pascal Campaignolle
Title: Class A Manager

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY
(f/k/a INGERSOLL-RAND IRISH HOLDINGS UNLIMITED COMPANY)

By: _/s/ Pascal Campaignolle_____________
Name: Pascal Campaignolle
Title: Director

TRANE TECHNOLOGIES HOLDCO INC.

By: _/s/ Scott R. Williams________________
Name: Scott R. Williams
Title: Assistant Treasurer
TRANE TECHNOLOGIES COMPANY LLC

By: _/s/ Scott R. Williams__________________
Name: Scott R. Williams
Title: Assistant Treasurer

[Signature Page to Ninth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By: /s/ Stephan Victory
Name: Stephan Victory
Title: Vice President

[Signature Page to Ninth Supplemental Indenture]